Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

U.S. Well Services, Inc.:

We consent to the use of our report dated March 11, 2021, except for the effects of the restatement disclosed in Note 2, which is as of May 17, 2021, with respect to the consolidated financial statements of U.S. Well Services, Inc., incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Houston, Texas

November 22, 2021